UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 21, 2007

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 21, 2007, we entered into an equity monetization agreement (the “Agreement”) with C.E. Unterberg, Towbin, LLC (“CEUT”). The Agreement provides that, at our request, CEUT will sell on our behalf certain equity securities of publicly traded companies that we have held for less than twelve months and we received in connection with our technology transfer transactions. The Agreement is for twelve months and CEUT will have the right of first refusal on all of such equity securities that we determine to sell during that time. In consideration for providing these services, CEUT will receive a commission based on the relationship of the sale price to the market price of the security on the date of the transaction. The Agreement is non-exclusive and we have the right to sell any such equity securities by any other means if CEUT is unable to consummate a sale of any portion of such equity securities within five business days.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 99.1.	Equity Monetization Agreement, dated as of February 21, 2007, between UTEK Corporation and C.E. Unterberg, Towbin, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2007	UTEK CORPORATION

/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer